UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

TURTLE BEACH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

11011 Via Frontera, Suite A/B
San Diego, California 92127
(Address of principal executive offices) (Zip Code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2020, Turtle Beach Corporation (the “Company”) held by live webcast its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). A quorum was present at the Annual Meeting. Matters submitted to the stockholders and voted upon at the Annual Meeting, which are more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2020, as supplemented on June 4, 2020 (the “Proxy Statement”), were (1) the election of five nominees to the Company’s Board of Directors (the “Board”), (2) the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and (3) an advisory vote on the compensation of the Company’s named executive officers (“NEOs”).

There were 10,541,315 shares of the Company’s common stock represented at the Annual Meeting by virtual attendance or by proxy, constituting approximately 72.33% of the Company’s outstanding common stock on April 20, 2020, the record date. The tables below show the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director. There were no broker non-votes for the proposal regarding the ratification of the accounting firm.

Proposal 1. Election of Directors

	For	Withheld	Broker Non-Votes
Juergen Stark	3,588,462	1,354,370	5,598,483
William E. Keitel	4,488,437	454,395	5,598,483
Andrew Wolfe, Ph.D.	4,487,433	455,399	5,598,483
L. Gregory Ballard	4,473,439	469,393	5,598,483
Kelly Thompson	4,598,388	344,444	5,598,483

We believe that a substantial portion of the withheld votes for Chairman Juergen Stark may relate to a withhold recommendation from the proxy advisory firm, Institutional Shareholder Services, based on the fact that the Board did not have a formal nominating committee.

Proposal 2. Ratification of the Appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

For	Against	Abstain
10,028,365	402,982	109,968

Proposal 3. Advisory vote on the compensation of NEOs.

For	Against	Abstain	Broker Non-Votes
4,560,042	260,099	122,691	5,598,483

Item 8.01	Other Events.

On June 19, 2020, the Board amended the charter of the Compliance and Governance Committee to rename it the Nominating and Governance Committee (the “Committee”) and to delegate to it the powers and authorities set forth therein.  The Board determined that the current members of the Committee, Andrew Wolfe, Ph.D. and Kelly Thompson, each qualify as an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2), and meet the criteria for nominating committee membership under Nasdaq Listing Rule 5605(e).  After deliberation and discussion, the Board believed that the delegation of the nominating function that was being exercised by only the independent directors of the Board to the fully independent Committee would increase transparency and communication with stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  June 23, 2020

TURTLE BEACH CORPORATION
By:	/S/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary